UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 19, 2019

Menlo Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

200 Cardinal Way, 2nd Floor

Redwood City, California 94063

(Address of principal executive offices, including ZIP code)

(650) 486-1416

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MNLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On August 19, 2019, Aaron Royston, M.D., notified the Board of Directors (the “Board”) of Menlo Therapeutics Inc., a Delaware corporation (the “Company”) of his decision to resign from the Board and the Nominating and Corporate Governance Committee of the Board, effective August 19, 2019, in connection with a general reduction of his board memberships, including his recent resignation from the other public company board on which he served. Dr. Royston’s resignation was not due to any disagreement with the Company, the Board or the management of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Menlo Therapeutics, Inc.

/s/ Kristine Ball
Date: August 20, 2019	By: Kristine Ball
Senior Vice President, Corporate Strategy and
Chief Financial Officer